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                                                                      Exhibit 99


BioSphere Medical Announces Litigation Settlement

In Conjunction with Agreement with Artes Medical USA to Settle Their Respective Lawsuits Regarding Alleged Patent Infringement, Biosphere Medical and Inamed Agree to Discontinue Supply Agreement

ROCKLAND, Mass.--(BUSINESS WIRE)--May 22, 2001-- BioSphere Medical, Inc. (Nasdaq: BSMD - news), and its subsidiary, BSMD Ventures, Inc., today announced a settlement agreement with Artes Medical USA, Inc. to conclude their respective lawsuits regarding alleged patent infringement. The companies had each filed lawsuits in early February regarding United States Patent No. 5,344,452. In conjunction with this agreement, BioSphere Medical also announced an agreement to immediately end its supply agreement with Inamed Corporation (Nasdaq: IMDC - news). As announced in January, BioSphere Medical had agreed to supply Inamed with microspheres for possible use in dermal augmentation applications.

"We are very pleased to have resolved these issues so quickly," said John Carnuccio, BioSphere Medical's president and chief executive officer. "Needless to say, we are also pleased to be putting the distractions of the lawsuits behind us and to be refocusing our efforts toward implementing our business strategies. These agreements do not affect our current financial guidance for BioSphere Medical, and we plan to continue our efforts to leverage our microsphere technology into non-embolotherapy markets." According to the agreement with Artes, the companies will jointly move to dismiss the pending cases; BioSphere Medical will obtain rights to the Artes patent and pay Artes an undisclosed sum. Under the other agreement, Inamed will pay an undisclosed sum to BioSphere Medical to fulfill its current obligations and will be released from all future obligations under the supply agreement.

About BioSphere Medical, Inc.

BioSphere Medical, Inc., based in Rockland, Massachusetts, is a medical device company focused on embolotherapy, the treatment of tumors and vascular malformations by occluding their blood supply. The Company is pioneering the use of patented and proprietary bioengineered microspheres as a new class of embolics. Cautionary Statement Regarding Forward-Looking Statements - This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The Company's words such as "plans," "seeks," "projects," "believes," "may," "anticipates," "estimates," and similar expressions identify these forward-looking statements. These statements are subject to risks and uncertainties and are based upon the Company's beliefs and assumptions. These forward-looking statements include the Company's expectations regarding the Company's ability to commercialize its products for an array of embolotherapy and non-embolotherapy applications, the ability of the Company to sign strategic partners and commercialize microspheres for non-embolotherapy applications, and the market penetration of the Company's embolotherapy and non-embolotherapy products. There are a number of important factors that may affect the Company's actual performance and results and the accuracy of its forward-looking statements, many of which are beyond the Company's control and are difficult to predict. These important factors include, without limitation, risks relating to the failure of the Company to achieve or maintain necessary regulatory approvals, either in the United States or internationally, with respect to the manufacture and sale of its products; to successfully develop and commercialize the Embosphere(R) Microspheres and HepaSphere SAP(TM) Microsphere technologies for uterine fibroid embolization, targeted liver embolization and other applications; to provide patent and other proprietary protection for the Company's products; the absence of or delays and cancellations of, product orders; the delay in the introduction of new products; competitive pressures; the inability of the Company to raise additional funds to finance the development, marketing and sales of its products; general economic conditions; as well as those risk factors detailed in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 filed by the Company with the Securities and Exchange Commission.

Contact:
     BioSphere Medical, Inc.
     Robert Palladino
     781.681.7925


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